Exhibit 99.1

CONTACT:                          Thor Erickson – Investor Relations +1 (678) 260-3110

Fred Roselli – U.S. Media Relations+1 (678) 260-3421

Lauren Sayeski – European Media Relations+ 44 (0) 7976 113 674

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC. TO WEBCAST

FOURTH-QUARTER 2012 EARNINGS CONFERENCE CALL

ATLANTA, January 7, 2013 – Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) will release fourth-quarter 2012 earnings before the market opens on Thursday, February 7.

A conference call discussing these results will be webcast live through the company’s website, www.cokecce.com, at 10:00 a.m. ET, 3:00 p.m. GMT, and 4:00 p.m. CET.  A replay of the presentation will be available later that day.

A copy of the company’s news release will be available through the website on the home page and under the Investors section under news and events.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about the company, please visit www.cokecce.com.